Exhibit 99.1


                 Actuant Announces Record Second Quarter Results


     MILWAUKEE--(BUSINESS WIRE)--March 22, 2006--Actuant Corporation (NYSE:ATU) today announced results for its second quarter ended February 28, 2006. Second quarter fiscal 2006 net earnings and diluted earnings per share ("EPS") were $19.3 million and $0.63, respectively versus comparable prior year period net earnings and EPS of $15.2 million and $0.52, respectively. This represents 21% year-over-year EPS growth in the second quarter. Net earnings for the six-months ended February 28, 2006 were $40.6 million, or $1.33 per diluted share, compared to $32.1 million, or $1.13 per diluted share for the prior year period.
     Second quarter sales increased approximately 17% to $276.0 million compared to $235.3 million in the prior year. Current year results include those from Key Components, Inc. ("KCI"), Hedley Purvis Ltd., Hydratight Sweeney, and B.E.P. Marine Limited, which were acquired in the second quarter of fiscal 2005 or later. Excluding the impact of foreign currency exchange rate changes, second quarter core sales (year-over-year sales growth in both existing and acquired businesses) increased approximately 6% over the comparable prior year period. Sales for the quarter, excluding acquisitions and foreign currency rate changes, increased 8%. Sales for the six months ended February 28, 2006 were $559.9 million, approximately 29% higher than the $434.9 million in the comparable prior year period. Excluding the impact of foreign currency rate changes, core sales and sales excluding acquisitions for the six-month period both increased 3%.
     Robert C. Arzbaecher, President and CEO of Actuant, commented, "We are pleased with second quarter results, including the 17% sales and 21% EPS growth. In addition to 6% core sales growth in the quarter, we had sizeable margin expansion with operating margins up 120 basis points from the prior year."
     Arzbaecher continued, "On a segment basis, Tools & Supplies posted strong second quarter results, driven by robust demand in the industrial tools and North American electrical markets. Excluding the impact of foreign currency exchange rate changes, our Engineered Solutions segment core sales declined 1% from a year ago, a significant sequential improvement from the 11% year-over-year sales decline in the first quarter. The improvement was driven by a year-over-year rebound in automotive sales, which were up 5% in the second quarter compared to a 29% year-over-year decline in the first quarter. This improvement had been anticipated due to the launch of four new convertible top platforms in the last six months. End-market diversity is a critical part of the Actuant strategy - we continue to generate increased sales and earnings in total, despite headwinds in a few markets."
     Actuant's operating profit in the second quarter of fiscal 2006 was $34.9 million, or 30% higher than the $26.9 million in the comparable prior year period. Operating profit margin increased 120 basis points from 11.4% in the second quarter of last year to 12.6% in the current year. This increase was driven by higher production volumes, favorable sales mix, and continued efforts across all businesses to drive LEAD (Lean Enterprise Across Disciplines) initiatives, including low cost country sourcing.
     Second quarter fiscal 2006 sales for the Tools & Supplies segment increased approximately 26% to $174.6 million, compared to $138.5 million in the previous year. Excluding the impact of foreign currency rate changes, year-over-year second quarter Tools & Supplies segment core sales increased 11% and sales excluding acquisitions increased 14%. Second quarter fiscal 2006 Engineered Solutions segment sales increased approximately 5% to $101.4 million, compared to $96.7 million in the previous year. Excluding the impact of foreign currency rate changes, second quarter Engineered Solutions core sales and sales excluding acquisitions both decreased 1%, the result of lower sales to the recreational vehicle market due to weak consumer demand.
     Total debt at February 28, 2006 was approximately $428 million. Net debt (total debt less approximately $11 million of cash) was $417 million, compared to $418 million at the beginning of the quarter. Excluding the approximate $9 million of cash used for acquisition related activities and a $2 million decline in accounts receivable securitization, Actuant generated approximately $12 million of cash flow in the second quarter, which is a seasonally weak cash-flow period. The Company had availability under its revolving credit facility of $225 million at February 28, 2006.
     The Company also announced sales and earnings guidance for the third quarter and full year of fiscal 2006. Arzbaecher stated, "We expect third quarter sales and EPS to increase as compared to the first two quarters due to normal seasonality as well as accelerating automotive convertible top sales. We are projecting third quarter sales and EPS to be in the range of $300 - $310 million and $0.73 - $0.78 per share, respectively. We are raising the lower end of our full year fiscal 2006 sales and EPS ranges, resulting in updated guidance of $1.155 - $1.175 billion and $2.80 - $3.00 per share, respectively."

     Safe Harbor Statement

     Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.
     An investor conference call is scheduled for 11am ET today, March 22, and may be listened to via web cast on Actuant's website at www.actuant.com.

     About Actuant

     Actuant, headquartered in Glendale, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to over $1 billion and its market capitalization from $113 million to over $1.5 billion. The company employs a workforce of approximately 6,000 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.


                            (tables follow)


                          Actuant Corporation
                 Condensed Consolidated Balance Sheets
                        (Dollars in thousands)

                                            February 28,   August 31,
                                                2006         2005
                                           ------------- -------------
                                            (Unaudited)
ASSETS
Current assets
   Cash and cash equivalents                    $10,979       $10,356
   Accounts receivable, net                     147,657       131,185
   Inventories, net                             141,543       135,960
   Deferred income taxes                         14,803        14,974
   Other current assets                           7,957         6,838
                                           ------------- -------------
        Total current assets                    322,939       299,313

Property, plant and equipment, net               83,652        83,879
Goodwill                                        431,149       428,285
Other intangible assets, net                    168,763       175,001
Other long-term assets                           11,831         9,857
                                           ------------- -------------

        Total assets                         $1,018,334      $996,335
                                           ============= =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term borrowings                         $2,532           $21
   Trade accounts payable                        90,812        89,506
   Accrued compensation and benefits             31,483        32,663
   Income taxes payable                          16,645        15,049
   Current maturities of long-term debt             131           136
   Other current liabilities                     45,596        51,360
                                           ------------- -------------
        Total current liabilities               187,199       188,735

Long-term debt, less current maturities         425,031       442,661
Deferred income taxes                            59,982        58,783
Pension and postretirement benefit accruals      40,795        41,192
Other long-term liabilities                      18,310        20,131

Shareholders' equity
   Capital stock                                  5,436         5,410
   Additional paid-in capital                  (364,259)     (370,875)
   Accumulated other comprehensive
    income (loss)                               (25,022)      (20,282)
   Restricted stock awards                       (1,736)       (1,452)
   Stock held in trust                           (1,362)       (1,166)
   Deferred compensation liability                1,362         1,166
   Retained earnings                            672,598       632,032
                                           ------------- -------------
        Total shareholders' equity              287,017       244,833
                                           ------------- -------------

Total liabilities and shareholders' equity   $1,018,334      $996,335
                                           ============= =============



                          Actuant Corporation
             Condensed Consolidated Statements of Earnings
            (Dollars in thousands except per share amounts)

                              Three Months Ended    Six Months Ended
                                 February 28,         February 28,
                             -------------------- --------------------
                                2006      2005       2006      2005
                             -------------------- --------------------
                                 (Unaudited)          (Unaudited)

Net sales                      $276,019 $235,267    $559,895 $434,944
Cost of products sold           184,958  160,877     369,356  296,753
                             -------------------- --------------------
   Gross profit                  91,061   74,390     190,539  138,191

Selling, administrative and
 engineering expenses            54,433   46,177     113,915   82,977
Amortization of intangible
 assets                           1,774    1,275       3,559    1,866
                             -------------------- --------------------
   Operating profit              34,854   26,938      73,065   53,348

Financing costs, net              6,084    3,907      12,151    5,845
Other (income) expense, net         325       40       1,023   (1,179)
                             -------------------- --------------------
   Earnings from operations
    before income tax expense
    and minority interest        28,445   22,991      59,891   48,682

Income tax expense                9,159    8,022      19,379   16,828
Minority interest, net of
 income taxes                       (12)    (229)        (54)    (285)
                             -------------------- --------------------

Net earnings                    $19,298  $15,198     $40,566  $32,139
                             ==================== ====================


Earnings per share
   Basic                          $0.71    $0.58       $1.50    $1.29
   Diluted                         0.63     0.52        1.33     1.13

Weighted average common
 shares outstanding
   Basic                         27,084   26,103      27,060   25,003
   Diluted                       31,568   30,642      31,539   29,516



                          Actuant Corporation
            Condensed Consolidated Statements of Cash Flows
                        (Dollars in thousands)

                             Three Months Ended    Six Months Ended
                                 February 28,         February 28,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
                                (Unaudited)           (Unaudited)
Operating Activities
Net earnings                 $19,298    $15,198    $40,566    $32,139
Adjustments to reconcile
 net earnings to net cash
 used in operating
 activities:
    Depreciation and
     amortization              6,721      5,699     13,242      9,797
    Amortization of debt
     discount and debt
     issuance costs              361        332        721        577
    Stock-based compensation
     expense                   1,103      1,025      2,172      1,940
    Provision for deferred
     income taxes                446     (1,036)       503       (791)
    Gain on disposal of assets   136       (117)        70       (296)
    Changes in operating
     assets and liabilities,
     excluding the effects of
     the business acquisition:

        Accounts receivable    4,531      3,790    (16,651)    (7,244)
        (Decrease) increase in
         accounts receivable
         securitization
         program              (2,294)    19,280        442     19,280
        Inventories              432     (4,711)    (5,313)   (10,038)
        Prepaid expenses
         and other assets        (46)    (1,049)    (1,230)     2,736
        Trade accounts
         payable              (4,194)    (2,362)     2,513     (4,302)
        Income taxes payable  (3,843)       645      1,650      2,472
        Reimbursement of tax
         refund to former
         subsidiary                -          -          -    (15,837)
        Other accrued
         liabilities          (8,673)    (3,053)    (3,684)    (6,494)
                           ---------- ---------- ---------- ----------
Net cash from operating
 activities                   13,978     33,641     35,001     23,939

Investing Activities
Proceeds from sale of
 property, plant and
 equipment                         -      2,482        115      2,839
Capital expenditures          (4,824)    (4,764)    (9,899)    (7,947)
Cash paid for business
 acquisitions, net of cash
 acquired                     (9,337)  (278,195)    (9,337)  (287,147)
                           ---------- ---------- ---------- ----------
Net cash used in investing
 activities                  (14,161)  (280,477)   (19,121)  (292,255)

Financing Activities
Net borrowings
 (repayments) on revolving
 credit facilities and
 short-term borrowings         2,018    (53,769)   (15,085)   (36,144)
Proceeds from issuance of
 term loans                        -    250,000          -    250,000
Principal payments on term
 loans                             -     (2,127)         -     (2,218)
Retirement of KCI 10.5% Bonds      -    (82,800)         -    (82,800)
Debt issuance costs                -     (2,300)         -     (2,300)
Net proceeds from Class A
 common stock offering             -    134,360          -    134,360
Cash dividend                      -          -     (2,165)         -
Tax benefit from stock-
 based compensation              472        165        660      3,548
Stock option exercises and
 other                         1,049        323      1,477      1,556
                           ---------- ---------- ---------- ----------
Net cash provided by (used
 in) financing activities      3,539    243,852    (15,113)   266,002

Effect of exchange rate
 changes on cash                 153        (35)      (144)       350
                           ---------- ---------- ---------- ----------
Net increase (decrease) in
 cash and cash equivalents     3,509     (3,019)       623     (1,964)
Cash and cash equivalents
 - beginning of period         7,470      7,088     10,356      6,033
                           ---------- ---------- ---------- ----------
Cash and cash equivalents
 - end of period             $10,979     $4,069    $10,979     $4,069
                           ========== ========== ========== ==========



ACTUANT CORPORATION

SUPPLEMENTAL UNAUDITED  DATA
 (Dollars in thousands)
                                          FISCAL 2005
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT                $112,537 $138,546 $158,211 $174,250 $583,544
 ENGINEERED SOLUTIONS
  SEGMENT                  87,140   96,721  113,522   95,139  392,522
                         ---------------------------------------------
    TOTAL                $199,677 $235,267 $271,733 $269,389 $976,066
                         =============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT                    16.8%    33.8%    43.9%    63.9%    40.2%
 ENGINEERED SOLUTIONS
  SEGMENT                    24.0%    33.5%    31.2%    16.8%    26.3%
    TOTAL                    19.9%    33.7%    38.3%    43.5%    34.3%

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                 $17,493  $19,621  $21,924  $28,537  $87,575
 ENGINEERED SOLUTIONS
  SEGMENT                  12,080   10,803   16,091   10,792   49,766
 CORPORATE / GENERAL       (3,163)  (3,486)  (4,137)  (4,064) (14,850)
                         ---------------------------------------------
    TOTAL                 $26,410  $26,938  $33,878  $35,265 $122,491
                         =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                    15.5%    14.2%    13.9%    16.4%    15.0%
 ENGINEERED SOLUTIONS
  SEGMENT                    13.9%    11.2%    14.2%    11.3%    12.7%
    TOTAL (INCLUDING
     CORPORATE)              13.2%    11.4%    12.5%    13.1%    12.5%

EBITDA
 TOOLS & SUPPLIES
  SEGMENT                 $19,262  $22,560  $25,619  $31,877  $99,318
 ENGINEERED SOLUTIONS
  SEGMENT                  13,384   13,345   18,143   13,150   58,022
 CORPORATE / GENERAL         (919)  (3,308)  (3,871)  (4,186) (12,284)
                         ---------------------------------------------
    TOTAL                 $31,727  $32,597  $39,891  $40,841 $145,056
                         =============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                    17.1%    16.3%    16.2%    18.3%    17.0%
 ENGINEERED SOLUTIONS
  SEGMENT                    15.4%    13.8%    16.0%    13.8%    14.8%
    TOTAL (INCLUDING
     CORPORATE)              15.9%    13.9%    14.7%    15.2%    14.9%


                                          FISCAL 2006
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT                $181,306 $174,577                   $355,883
 ENGINEERED SOLUTIONS
  SEGMENT                 102,570  101,442                    204,012
                         ---------------------------------------------
    TOTAL                $283,876 $276,019       $-       $- $559,895
                         =============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT                    61.1%    26.0%                      41.7%
 ENGINEERED SOLUTIONS
  SEGMENT                    17.7%     4.9%                      11.0%
    TOTAL                    42.2%    17.3%                      28.7%

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                 $30,416  $27,355                    $57,771
 ENGINEERED SOLUTIONS
  SEGMENT                  11,762   11,131                     22,893
 CORPORATE / GENERAL       (3,967)  (3,632)                    (7,599)
                         ---------------------------------------------
    TOTAL                 $38,211  $34,854       $-       $-  $73,065
                         =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                    16.8%    15.7%                      16.2%
 ENGINEERED SOLUTIONS
  SEGMENT                    11.5%    11.0%                      11.2%
    TOTAL (INCLUDING
     CORPORATE)              13.5%    12.6%                      13.0%

EBITDA
 TOOLS & SUPPLIES
  SEGMENT                 $33,530  $30,868                    $64,398
 ENGINEERED SOLUTIONS
  SEGMENT                  14,105   13,968                     28,073
 CORPORATE / GENERAL       (3,601)  (3,586)                    (7,187)
                         ---------------------------------------------
    TOTAL                 $44,034  $41,250       $-       $-  $85,284
                         =============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                    18.5%    17.7%                      18.1%
 ENGINEERED SOLUTIONS
  SEGMENT                    13.8%    13.8%                      13.8%
    TOTAL (INCLUDING
     CORPORATE)              15.5%    14.9%                      15.2%



ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
 (Dollars in thousands)

                                            FISCAL 2005
                             -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                             -----------------------------------------
EBITDA (1)
 NET EARNINGS                $16,941 $15,198 $19,997 $19,115  $71,251
  FINANCING COSTS, NET         1,938   3,907   4,936   6,146   16,927
  INCOME TAX EXPENSE           8,806   8,022   8,744   9,440   35,012
  DEPRECIATION & AMORTIZATION  4,098   5,699   6,448   6,176   22,421
  MINORITY INTEREST, NET OF
   INCOME TAX                    (56)   (229)   (234)    (36)    (555)
                             -----------------------------------------
 EBITDA (NON-GAAP MEASURE)   $31,727 $32,597 $39,891 $40,841 $145,056
                             =========================================

                                            FISCAL 2006
                             -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                             -----------------------------------------
EBITDA (1)
 NET EARNINGS                $21,268  19,298                  $40,566
  FINANCING COSTS, NET         6,067   6,084                   12,151
  INCOME TAX EXPENSE          10,220   9,159                   19,379
  DEPRECIATION & AMORTIZATION  6,521   6,721                   13,242
  MINORITY INTEREST, NET OF
   INCOME TAX                    (42)    (12)                     (54)
                             -----------------------------------------
 EBITDA (NON-GAAP MEASURE)   $44,034 $41,250      $-      $-  $85,284
                             =========================================

(1) EBITDA represents net earnings before financing costs,net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.


    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160